                                                                      EXHIBIT 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                        JUNE 30,              JUNE 30,
                                                                  --------------------  --------------------
                                                                    1996       1995       1996       1995
                                                                  ---------  ---------  ---------  ---------
Net Income......................................................  $  14,244  $   9,350  $  27,463  $  18,355
                                                                  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------
Weighted Average Number of Shares Outstanding:
  Primary:
    Common stock................................................     58,531     56,725     58,260     56,686
    Common stock equivalents --
      Stock options (A).........................................      2,216      1,855      2,099      1,907
                                                                  ---------  ---------  ---------  ---------
    Primary shares outstanding..................................     60,747     58,580     60,359     58,593
                                                                  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------
  Fully Diluted:
    Common stock................................................     58,531     56,725     58,260     56,687
    Common stock equivalents --
      Stock options (A).........................................      2,235      1,965      2,296      2,020
                                                                  ---------  ---------  ---------  ---------
    Fully diluted shares outstanding............................     60,766     58,690     60,556     58,707
                                                                  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------
Net Income Per Share:
    Primary.....................................................      $0.23      $0.16      $0.45      $0.31
    Fully diluted...............................................      $0.23      $0.16      $0.45      $0.31

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(A) The  treasury stock  method was  used to  determine the  weighted average of shares of common stock equivalents outstanding during the periods.

All share and per share amounts have been restated to retroactively reflect the two-for-one stock split effected in the form of a stock dividend in June 1996.